Exhibit 4.15

EXECUTION VERSION

INDENTURE

dated as of July 2, 2009

among

UNITED AIR LINES, INC.

as Issuer

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

as Trustee

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

as Collateral Agent

12.75% SENIOR SECURED NOTES DUE 2012

Table Showing Reflection in Indenture of Certain Provisions

of Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990*

Reflected in Indenture

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03; 4.04; 11.02
(b)	10.01(b); 10.02(c)
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	10.02(c)
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01

*	N.A. means not applicable.

This Cross Reference Table is not part of the Indenture.

i

Trust Indenture Act Section	Indenture Section
(d)	7.01
(e)	6.11
316(a), last sentence	2.08
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

EXHIBITS

EXHIBIT A	-	Form of Security
EXHIBIT B	-	Form of A Mortgage
EXHIBIT C	-	Form of B Mortgage
EXHIBIT D	-	Form of C Mortgage
EXHIBIT E	-	Form of Appraisal Compliance Report

SCHEDULES

SCHEDULE 1	-	Scheduled Payments

v

THIS INDENTURE dated as of July 2, 2009, is among United Air Lines, Inc., a Delaware corporation (the “Company”), Wells Fargo Bank Northwest, National Association, a national banking association, as trustee (the “Trustee”), and Wells Fargo Bank Northwest, National Association, a national banking association, as collateral agent (the “Collateral Agent”).

This Indenture supplements and, except with respect to the provisions therein required by the TIA, to the extent inconsistent therewith, amends and restates the form of indenture attached as Exhibit 4.5 to the Company’s and the Guarantor’s registration statement on Form S-3 filed with the SEC on December 1, 2008.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 12.75% Senior Secured Notes due 2012 (the “Securities”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“A Pledged Collateral Ratio” shall mean, as of any date of determination, a percentage determined by dividing (i) the Fair Market Value of all A Pledged Spare Parts, all Pledged Aircraft and all Pledged Spare Engines, in each case, as set forth in the most recent Independent Appraiser’s Certificate delivered by the Company pursuant to Section 4.10, by (ii) the outstanding principal balance of the Securities as of such date minus the sum of the Cash Collateral then held by the Securities Intermediary.

“A Pledged Spare Parts” means the Pledged Spare Parts secured by the A Mortgage.

“A Mortgage” means the A Mortgage and Security Agreement required to be delivered pursuant to Article X hereof in substantially the form of Exhibit B.

“A Mortgage Supplement” means the A Mortgage Supplement to the A Mortgage, substantially in the form of Exhibit A to the A Mortgage.

“Accreted Principal” means, as of any date of determination, the Net Present Value to that date of the sum of the then remaining Scheduled Payments on the Securities.

“Act” means Part A of subtitle VII of title 49, United States Code.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing. The Trustee may request and may conclusively rely upon an Officer’s Certificate to determine whether any Person is an Affiliate of any specified Person.

[Indenture]

“Agent” means any Registrar or Paying Agent.

“Aircraft” or “aircraft” means any contrivance invented, used, or designed to navigate or fly in, the air.

“Annual Methodology” means, in determining an opinion as to the Fair Market Value of the Pledged Spare Parts, taking at least the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Valuation Date; (ii) reviewing the Independent Appraiser’s internal value database for values applicable to the Pledged Spare Parts included in the Collateral; (iii) developing a representative sampling of a reasonable number of the different Pledged Spare Parts included in the Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable Valuation Date based upon information provided by the Company and the Independent Appraiser’s limited physical review of the Collateral referred to in the following clause (vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Company (neither of which was visited for purposes of the immediately prior appraisal provided pursuant to Section 4.10(a) or 4.10(b)), provided that at least one such location shall be one of the top three locations at which the Company keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Collateral; (vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Appraisal Compliance Report” means, as of any date, a report providing information relating to the calculation of the Collateral Ratio, the A Pledged Collateral Ratio and the Rotable/Repairable Ratio, which shall be substantially in the form of Exhibit E.

“Appraised Value” means, with respect to any Collateral, the Fair Market Value of such Collateral as most recently determined pursuant to (i) the report attached as Appendix II to the Prospectus Supplement or (ii) Section 4.10.

“Average Life Date” means for any Security the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Security. “Remaining Weighted Average Life” on a given date with respect to any Security shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of

[Indenture]

such Security by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Security.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. or State law for the relief of debtors.

“B Mortgage” means the B Mortgage and Security Agreement required to be delivered pursuant to Article X hereof in substantially the form of Exhibit C.

“B Mortgage Supplement” means the B Mortgage Supplement to the B Mortgage, substantially in the form of Exhibit A to the B Mortgage.

“Board of Directors” of any Person means the board of directors, board of managers (or other comparable governing body) of such Person or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the board of directors of such Person.

“Business Day” means any day that is not a Legal Holiday.

“C Mortgage: means the C Mortgage and Security Agreement required to be delivered pursuant to Article X hereof in substantially the form of Exhibit D.

“C Mortgage Supplement” means the C Mortgage Supplement to the C Mortgage, substantially in the form of Exhibit A to the C Mortgage.

“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding any debt securities convertible into such Capital Stock.

“Cash Collateral” means cash and/or any Investment Security deposited or to be deposited with the Securities Intermediary in accordance with the provisions of Section 2.16 hereto.

“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

[Indenture]

“Collateral” has the meaning set forth in the Granting Clauses of (i) the A Mortgage, (ii) the B Mortgage, and (iii) the C Mortgage, individually or collectively, as the context requires.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Mortgages, and thereafter “Collateral Agent” shall mean the successor serving hereunder.

“Collateral Ratio” shall mean, as of any date of determination, a percentage determined by dividing (i) the outstanding principal balance of the Securities as of such date minus the sum of the Cash Collateral then held by the Securities Intermediary by (ii) the Fair Market Value of all Collateral (excluding Cash Collateral), as set forth in the most recent Independent Appraiser’s Certificate delivered by the Company pursuant to Section 4.10.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office of the Trustee” means the office of the Trustee at which this Indenture shall be principally administered, which office shall initially be located at the address of the Trustee specified in Section 11.02 and may be located at such other address as the Trustee may give notice to the Company and the Holders or such other address as a successor Trustee may designate from time to time by notice to the Company and the Holders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.06(a), substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend.

“Depositary” means The Depository Trust Company and its successors.

“Designated Locations” means any of the locations described in the initial A Mortgage Supplement and/or B Mortgage Supplement, as applicable, and any subsequent Mortgage Supplement at which Pledged Spare Parts are held by or on behalf of the Company.

“Dollars,” “United States Dollars” and “$” mean lawful money for the time being of the United States of America.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Trustee, which institution agrees, for all purposes of the New York UCC

[Indenture]

including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the New York UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the New York UCC), (d) the Trustee shall be the “entitlement holder” (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Trustee to the exclusion of the Company, (f) it will waive or subordinate in favor of the Trustee all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the New York UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) Wells Fargo Bank Northwest, National Association, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s of at least A3 or its equivalent and from S&P of at least A or its equivalent.

“Engine” or “engine” means an engine used, or intended to be used, to propel an Aircraft.

“Euroclear” means Euroclear Bank N.V./S.A. or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Excluded Parts” means (i) Pledged Spare Parts held by the Company at a location that is not a Designated Location, (ii) branded inventory consisting of Spare Parts that are specific to the Company (such as seat covers, logos, carpet and decals) which have limited value to third parties, (iii) customer or vendor inventory, (iv) Spare Parts that have been temporarily loaned to other airlines and are not in the Company’s possession, (v) obsolete and retired parts (including, for this purpose, any Spare Parts held for consignment by AirLiance), and (vi) custom Spare Parts consisting of Expendables designed or modified by the Company which have limited or no demand from other parties.

“Expendables” means Pledged Spare Parts, other than Rotables and Repairables.

“FAA” means the Federal Aviation Administration of the United States or any Governmental Authority succeeding to the functions of such Federal Aviation Administration.

“FAA Filed Documents” means the A Mortgage and any A Mortgage Supplement thereto, the B Mortgage and any B Mortgage Supplement thereto and the C Mortgage and any C Mortgage Supplement thereto.

[Indenture]

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

“Fair Market Value” means, with respect to any Collateral, its fair market value determined on the basis of a hypothetical sale negotiated in an arm’s length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount.

“Financing Statements” means, collectively, UCC-1 (and, where appropriate, UCC 3) financing statements covering the Collateral, by the Company, as debtor, showing the Collateral Agent as the secured party, for filing in Delaware and each other jurisdiction that, in the opinion of the Collateral Agent, is necessary to perfect its Lien on the Collateral.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Global Securities” means a permanent global security substantially in the form of Exhibit A hereto that bears the Global Security Legend and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Security Legend” means the legend set forth in Section 2.06(d) which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” shall mean direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” shall mean the Guarantee dated as of July 2, 2009 by the Guarantor.

“Guarantor” shall mean UAL Corporation, a Delaware corporation.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means any indebtedness for money borrowed or representing the deferred purchase price of property or assets purchased.

“Indenture” means this Indenture as amended or supplemented from time to time.

[Indenture]

“Independent Appraiser” means Simat, Helliesen & Eichner, Inc., Morton, Beyer & Agnew, Inc. or any other Person certified by ISTAT (or any successor organization thereto) selected by the Company and approved by the Trustee, such approval not to be unreasonably withheld or delayed, (i) engaged in a business which includes appraising Aircraft and assets relating to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Company and is not connected with the Company or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

“Independent Appraiser’s Certificate” means a certificate (i) signed by an Independent Appraiser, (ii) addressed to the Company and Trustee and (iii) required to be delivered pursuant to Section 4.10.

“Interest Payment Date” has the meaning assigned to such term in the Securities.

“Investment Security” means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b) any obligation which is a direct obligation of or guaranteed by any State of the U.S. or any subdivision thereof or any agency of any such State or subdivision, and which has the highest rating published by Moody’s or S&P; (c) any commercial paper issued by a U.S. obligor and rated at least P-1 by Moody’s or A-1 by S&P; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Collateral Agent and its Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers’ acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market funds investing solely in securities backed by the full faith and credit of the United States; or (e) repurchase agreements collateralized by any of the foregoing.

“Issue Date” means the date on which the Securities are issued under this Indenture.

“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Chicago, Illinois are authorized or obligated by law, regulation or executive order to remain closed.

“Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest or any preferential arrangement that has the practical effect of creating a security interest.

“Make-Whole Amount” means, with respect to a Security, an amount (as determined by an independent investment bank of national standing selected by the Company) equal to the

[Indenture]

excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest from the determination date to maturity of such Security computed by discounting such payments on a quarterly basis on each Interest Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 75 basis points per annum (assuming a 360-day year of twelve 30-day months), over (b) the outstanding principal amount of such Security plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination with respect to a Security, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Security and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Security and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Security, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Security is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Maturity” when used with respect to any Security, means the date on which the outstanding principal amount or the Accreted Principal, as applicable, of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise.

“Maximum Collateral Ratio” means thirty-five percent (35%).

“Minimum A Pledged Collateral Ratio” means one-hundred forty percent (140%).

“Minimum Rotable/Repairable Ratio” means one-hundred fifty percent (150%).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, the A Mortgage, the B Mortgage and the C Mortgage.

“Mortgage Supplement” means any A Mortgage Supplement, B Mortgage Supplement and C Mortgage Supplement, as applicable.

“Net Present Value” means the discounted value of a series of future amounts determined in accordance with GAAP (or, in the absence of GAAP standards, in accordance with the customary practice of investment dealers), calculated on a quarterly basis and employing an annual discount rate equal to the Target Annual Yield Rate (assuming a 360-day year of twelve 30-day months).

[Indenture]

“Obligations” means all liabilities and obligations of every nature of the Company from time to time owed under this Indenture, the Securities or any other Transaction Document, whether for principal (including Accreted Principal), interest (including interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on any Obligation, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officer’s Certificate” means a certificate signed by an Officer of a Person, and that complies with Sections 11.04 and 11.05 of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that complies with Sections 11.04 and 11.05 of this Indenture. Such counsel may be an employee of or counsel to the Company or the Trustee.

“Original Number of Aircraft” means: (a) initially, (i) with respect to A319-100 and A320-200 aircraft, 152, (ii) with respect to Boeing 757-200 aircraft, 97, (iii) with respect to Boeing 747-400 aircraft, 24; (iv) with respect to Boeing 767-300 aircraft, 35; and (v) with respect to Boeing 777-200 aircraft, 52; and (b) following any redemption of Securities required by any Fleet Reduction of an Aircraft Model pursuant to Section 4.11, the Original Number of Aircraft with respect to such Aircraft Model shall be the Reduced Number of Aircraft with respect to such Fleet Reduction.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Parts Inventory Report” means, as of any date, a list (i) identifying the Pledged Spare Parts by manufacturer’s part number and brief description, (ii) stating the quantity of each such part included in the Pledged Spare Parts, in each case, and (iii) indicating whether or not such Pledged Spare Parts were first placed in service after the Section 1110 Date as of such specified date.

“Permitted Government Entity” means the U.S. Government.

“Permitted Lease” means a lease permitted under Section 3.02(b)(iv) of each of the A Mortgage and B Mortgage and Section 3.02(b)(ix) of the C Mortgage.

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“Permitted Lessee” has the meaning set forth in Section 3.02(b)(iv) of each of the A Mortgage and B Mortgage and Section 3.02(b)(ix) of the C Mortgage.

“Permitted Liens” has the meaning set forth in each Mortgage.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Pledged Aircraft” has the meaning given to the term “Aircraft” in the C Mortgage; provided that, in order for such “Aircraft” to be a “Pledged Aircraft”, it must be of a Qualified Aircraft Type.

“Pledged Spare Engine” has the meaning given to the term “Spare Engine” in the C Mortgage; provided that, in order for such “Spare Engine” to be a “Pledged Spare Engine”, it must be of a Qualified Spare Engine Type.

“Pledged Spare Parts” has the meaning set forth in clause (1) of the Granting Clauses of (i) the A Mortgage and (ii) the B Mortgage, individually or collectively, as the context requires.

“Post-Acceleration Rate” means a rate per annum equal to the Target Annual Yield Rate plus 2%.

“Property” or “property” of any Person means any property or assets, or interest therein, of such Person.

“Prospectus Supplement” means the final Prospectus Supplement, dated June 26, 2009, to the Prospectus, dated December 1, 2008, of the Company relating to the offering of the Securities.

“Qualified Aircraft Type” means any of (i) a Boeing model 767-300 aircraft, (ii) a Boeing model 777-200 aircraft, (iii) an Airbus model A319-100 aircraft or (iv) an Airbus model 320-200 aircraft.

“Qualified Spare Engine Type” means, in respect of a Pledged Aircraft, any engine type that is customarily used on such Pledged Aircraft type by the Company in the ordinary course of its business.

“Quarterly Methodology” means the Annual Methodology, excluding actions referred to in clauses (iii), (iv), (vi), (vii) and (viii) of the definition of Annual Methodology.

“Rating Agencies” means S&P and Moody’s.

“Rating Confirmation” means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the Securities that such action would not result in (i) a reduction of the rating for the Securities below the then current rating for the Securities or (ii) a withdrawal or suspension of the rating of the Securities.

[Indenture]

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Percentage” with respect to any Aircraft Model, means, as of any date of determination, the percentage determined by multiplying (a) the fraction with (i) a numerator equal to the Original Number of Aircraft for such Aircraft Model minus the Reduced Number of Aircraft for such Aircraft Model, and (ii) a denominator equal to the Original Number of Aircraft for such Aircraft Model by (b) the fraction with (i) a numerator equal to the aggregate Fair Market Value of the Pledged Spare Parts (as set forth in the Independent Appraiser’s Certificate most recently delivered prior to such date of determination) that are appropriate for installation on, or use in, only such Aircraft Model, or the Engines or Spare Parts utilized only on such Aircraft Model, and (ii) a denominator equal to the aggregate Fair Market Value of the Pledged Spare Parts for all models of Aircraft (as set forth in such Independent Appraiser’s Certificate).

“Redemption Price” means the price at which the Securities may be redeemed, as set forth in paragraph 4 of the Securities.

“Reduced Number of Aircraft” means in the case of an Aircraft Model as to which the Company’s in-service fleet of such Aircraft Model is below the then applicable Specified Minimum for such Aircraft Model during each day of a period of any 60 consecutive days as provided in Section 4.11, the number of Aircraft of such Aircraft Model remaining in the Company’s in-service fleet as of the last day of such sixty-day period.

“Repairable” means a Pledged Spare Part that can be economically restored to a serviceable condition, but has a life that is materially shorter than the life of the flight equipment to which it relates (for the avoidance of doubt, a Repairable cannot be a Rotable and vice versa).

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned by the Trustee to administer corporate trust matters or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rotable” means a Pledged Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“Rotable/Repairable Ratio” shall mean, as of any date of determination a percentage determined by dividing (i) the Fair Market Value of the Rotables and Repairables, as set forth in the most recent Independent Appraiser’s Certificate delivered by the Company pursuant to Section 4.10, by (ii) the outstanding principal balance of the Securities as of such date minus the sum of the Cash Collateral then held by the Securities Intermediary.

[Indenture]

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors.

“Scheduled Payments” means the sum of expected interest and principal payable on the Securities on each Interest Payment Date and the Stated Maturity as initially set forth on the Schedule 1 hereto, as “Scheduled Payments” in such Schedule 1 may be reduced from time to time in accordance with Section 3.08 hereto.

“SEC” means the Securities and Exchange Commission.

“Section 1110” means Section 1110 of the Bankruptcy Code.

“Section 1110 Date” means October 22, 1994.

“Section 1110 Period” means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code and continuing until such time as such trustee or debtor-in-possession fails to perform its obligations thereunder such that the Collateral Agent is entitled to take possession of the applicable Pledged Spare Parts pursuant to the A Mortgage.

“Secured Parties” means, collectively, the Trustee, the Holders and the Collateral Agent.

“Securities” has the meaning set forth in the third paragraph of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Securities Custodian” means the Trustee, as custodian on behalf of the Depositary with respect to the Global Securities, or any successor entity thereto.

“Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Security Documents” means, collectively, the Mortgages and the Mortgage Supplements.

“Serviceable Parts” means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine or other Spare Parts.

“Spare Parts” means an accessory, appurtenance, appliance or part of an Aircraft (except an Engine) or Engine that is to be installed at a later time in an Aircraft or Engine.

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“Spare Parts Documents” has the meaning set forth in clause (6) of the Granting Clause of the A Mortgage and the B Mortgage.

“Special Default” means the occurrence of any Default referred to in Section 6.01(i), (ii), (ix) and (x) hereunder.

“Stated Maturity” means, with respect to any Security, the date specified in such Security as the fixed date on which the outstanding principal balance of such Security is due and payable.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions thereto) imposed by any Governmental Authority (whether international, foreign or domestic).

“Target Annual Yield Rate” means a rate per annum equal to 17%.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the Issue Date, except as provided in Section 9.03.

“Transaction Documents” means, collectively, this Indenture, the Securities, the Guarantee and the Security Documents.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Underwriting Agreement” means the Underwriting Agreement, dated as of June 26, 2009 between the Company, the Guarantor and the underwriters identified therein, relating to the sale and purchase of the Securities.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 States and the District of Columbia of the United States of America.

“Unserviceable Parts” means Pledged Spare Parts that are not Serviceable Parts.

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“U.S. Certificated Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

Section 1.02 Other Definitions.

Term	Defined in Section

“Acquisition”	4.11
“Additional A Parts”	4.11
“Additional Parts”	4.11
“Additional Pledged Collateral”	4.11
“Additional Rotables/Repairables”	4.11
“Aircraft Model”	4.11
“Annual Valuation Date”	4.10
“DTC”	2.03
“Event of Default	6.01
“Move”	4.11
“New Appraiser Notice”	4.10
“New Location”	4.11
“Paying Agent”	2.03
“Permitted Days”	4.10
“Quarterly Valuation Date”	4.10
“Registrar”	2.03
“Securities Intermediary”	2.16
“Securities Account”	2.16
“Special Valuation Date”	4.10
“Specified Minimum”	4.11
“Valuation Date”	4.10

Section 1.03 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“commission” means the SEC;

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“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and the Guarantor.

All other terms used in this Indenture, and not otherwise defined herein, that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them. All references in this Indenture to “Sections” or “Articles” are to Sections or Articles, as applicable, of this Indenture, unless otherwise expressly indicated.

Section 1.04 Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) words implying any gender shall apply to all genders; (6) the term “merger” includes a statutory compulsory share exchange and a conversion of a corporation into a limited liability company, a partnership or other entity and vice versa and (7) “including” means including without limitation.

ARTICLE II

THE SECURITIES

Section 2.01 Form and Dating.

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Indenture, the terms of which are hereby incorporated into this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange rules, the Company’s articles of incorporation, bylaws, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication The Securities shall be in registered form without coupons and issued only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

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(b) Global Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon. Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon). Each Global Security shall represent such of the outstanding Securities as shall be specified therein, and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c) Definitive Securities. Notwithstanding any other provision of this Article II, Definitive Securities shall only be issued in the specific circumstances set forth in Section 2.06(a).

Section 2.02 Execution and Authentication. One Officer of the Company shall sign the Securities on behalf of the Company by manual or facsimile signature. The Company’s seal may be (but shall not be required to be) impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate and deliver a Global Security for original issue in an aggregate face principal amount of up to $175,000,000 upon a written order of the Company signed by one Officer of the Company.

The aggregate face principal amount of Securities outstanding at any time may not exceed the aggregate face principal amount of Securities authorized for issuance by the Company pursuant to such written orders of the Company, except as provided in Section 2.07. Subject to the foregoing, the aggregate face principal amount of Securities that may be issued under this Indenture shall not be limited.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its respective Affiliates.

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Section 2.03 Registrar and Paying Agent. The Company shall maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as its own Paying Agent or Registrar.

The Company initially appoints Wells Fargo Bank Northwest, National Association, as Registrar and Paying Agent for the Securities at its Corporate Trust Office. The place of payment with respect to the Securities, in addition to the Corporate Trust Office of the Trustee, shall be The City of New York, and the Company hereby appoints Wells Fargo Bank Northwest, National Association, as its Paying Agent in The City of New York at its corporate trust office in such city, which, at the date hereof, is located at 45 Broadway, 14th Floor, New York, New York 10006-3007, the intention of the Company being that the Securities shall at all times be payable in The City of New York.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, and the Company’s obligations under Section 7.07 to compensate and indemnify the Trustee shall extend likewise to each Agent.

The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided, however, that no such removal shall become effective until (1) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice to the Trustee and the Company; provided, however, that the Trustee may resign as Registrar or Paying Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Security issued hereunder.

Section 2.04 Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust

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for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 7 Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Securities also may be exchanged or replaced, in whole, as provided in Section 2.07. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1) the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; or

(2) there has occurred and is continuing an Event of Default and owners of beneficial interests in the Global Securities in an amount not less than a majority of the aggregate outstanding principal amount of the Global Securities have delivered to the Company and the Trustee a notice indicating that the continuation of the book-entry system through the Depositary is no longer in the best interests of the holders of the beneficial interests.

Upon the occurrence of either of the events in clause (1) or (2) above and surrender to the Trustee of the Global Securities held by the Depositary, Definitive Securities shall be issued in such names and authorized denominations as the Depositary shall instruct the Trustee and the Registrar in accordance with the Applicable Procedures. Neither the Company nor the Trustee

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or the Registrar will be liable for any delay by the Depositary in identifying the owners of beneficial interests in a Global Security, and each of the Company, the Trustee and the Registrar may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes of this Indenture.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(c) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.06(c), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(d) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”)

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TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. HOLDERS MAY CONTACT THE VICE PRESIDENT AND TREASURER OF THE COMPANY, 77 WEST WACKER DRIVE, CHICAGO, ILLINOIS 60601, TELEPHONE (312) 997-8000, WHO WILL PROVIDE, UPON REQUEST, THE INFORMATION RELATING TO ORIGINAL ISSUE DISCOUNT FOR THIS SECURITY, INCLUDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY THEREOF. THE COMPANY SHALL PROMPTLY NOTIFY THE TRUSTEE OF ANY CHANGE TO SUCH CONTACT INFORMATION AND THE TRUSTEE, UPON RECEIPT OF SUCH NOTICE FROM THE COMPANY, SHALL PROMPTLY PROVIDE THE HOLDERS WITH THE NEW CONTACT INFORMATION.

(e) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer Taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06 and 9.05).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

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(4) None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 3.03 and ending at the close of business on such day or (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(5) [Intentionally omitted].

(6) The Trustee shall authenticate Global Securities and Definitive Securities upon receipt of a written order of the Company signed by one of its Officers and in accordance with the other provisions of Section 2.02 to the extent applicable.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security with the same Stated Maturity and principal amount (including any Accreted Principal due) if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) provides evidence satisfactory to the Company and the Trustee of such loss, destruction or wrongful taking within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security and may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto. If, after the delivery of such replacement Security, a protected purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Company in connection therewith. Every replacement Security is a contractual obligation of the Company.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

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The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.08 Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.08 as not outstanding; provided, however, that in determining whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Securities held for the account of the Company or any of its Affiliates shall be disregarded and deemed not to be outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, that (i) if any such Person owns 100% of the Securities or beneficial interest therein, such Securities shall not be so disregarded as aforesaid, and (ii) if any amount of Securities so owned by any such Person have been pledged in good faith, such Securities shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate thereof.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount (including any Accreted Principal) of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

Section 2.09 Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.10 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. All canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

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Section 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the applicable rate provided in the Securities and in the manner provided in Section 4.01. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12 Persons Deemed Owners. The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of (including any Accreted Principal due) or interest on such Security and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” or similar numbers (if then generally in use), and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in any such number.

Section 2.14 Global Securities. (a) The Securities will initially be issued as a Global Security, to be delivered to DTC, the initial Depositary, by, or on behalf of, the Company. The Global Security delivered to DTC shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Depositary, and no beneficial owner will receive a definitive certificate representing such beneficial owner’s interest in the Securities, except as provided in Section 2.06(a). Unless and until Definitive Securities have been issued pursuant to Section 2.06(a):

(i) the provisions of this Section 2.14 shall be in full force and effect;

(ii) the Company, the Paying Agent, the Registrar and the Trustee may deal with the Participants for all purposes (including the making of distributions on the Securities) as the authorized representatives of the beneficial owners;

(iii) the rights of beneficial owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Participants; and until Definitive Securities are issued pursuant to Section 2.06(a), the Depositary will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest and premium, if any, on the Securities to such Participants; and

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(iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of the Securities holding Securities evidencing a specified percentage of the outstanding principal amount of the Securities, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from beneficial owners and/or Participants owning or representing, respectively, such required percentage of the beneficial interest in the Global Securities and has delivered such instructions to the Trustee. The Trustee shall have no obligation to determine whether the Depositary has in fact received any such instructions.

(b) Whenever notice or other communication to the Holders is required under this Indenture, unless and until Definitive Securities shall have been issued pursuant to Section 2.06(a), the Trustee shall give all such notices and communications specified herein to be given to Holders to the Depositary and/or the Participants, and shall make available additional copies as requested by such Participants.

Section 2.15 Release of Cash Collateral and/or Additional Pledged Collateral.

(a) If (i) the Collateral Ratio is less than the Maximum Collateral Ratio, (ii) the A Pledged Collateral Ratio is greater than the Minimum A Pledged Collateral Ratio, and (iii) the Rotable/Repairable Ratio is greater than the Minimum Rotable/Repairable Ratio, in each case as most recently determined pursuant to Section 4.10, and the Trustee at such time holds any Cash Collateral and/or Additional Pledged Collateral as of the Valuation Date for such Collateral Ratio, A Pledged Collateral Ratio or Rotable/Repairable Ratio (or subsequent date as of which such ratio was recalculated pursuant to Section 4.10), then upon at least 5 Business Days prior written notice of the Company to the Trustee and so long as no Event of Default or Special Default has occurred and is continuing, the Trustee shall distribute to the Company an amount of the Cash Collateral and/or Additional Pledged Collateral, as requested by the Company, such that (x) the Collateral Ratio would not be greater than the Maximum Collateral Ratio, (y) the A Pledged Collateral Ratio would not be less than the Minimum A Pledged Collateral Ratio, and (z) the Rotable/Repairable Ratio would not be less than the Minimum Rotable/Repairable Ratio, giving effect to such payment or such release (but otherwise using the information used as of such most recent determination date to determine such ratio).

(b) Upon the termination of this Indenture pursuant to Section 8.01, the Trustee shall promptly distribute to the Company any Cash Collateral, Investment Security, investment earnings thereon, and other property, if any, then remaining in the Securities Account (defined below).

Section 2.16 Securities Account.

Wells Fargo Bank Northwest, National Association (“Wells Fargo”) agrees to act as an Eligible Institution under this Indenture in accordance with the provisions of this Indenture (in such capacity, the “Securities Intermediary”) for the purpose of holding any Cash Collateral. Except in its capacity as Trustee, Wells Fargo waives any claim or lien against any Eligible

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Account it may have, by operation of law or otherwise, for any amount owed to it by Company. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in the Indenture, (i) any amounts of Cash Collateral to be held by the Trustee and any investment earnings thereon or other Investment Security will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “securities entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, any Investment Security and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Investment Security, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be endorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Company, payable to or to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially endorsed by the Company to the Securities Intermediary or endorsed in blank. The Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “securities entitlement” to the “financial assets” credited to the Securities Account in trust for the benefit of the Holders as set forth in this Indenture. The Company acknowledges that, by reason of the Trustee being the “entitlement holder” in respect of the Securities Account as provided above, the Trustee shall have the sole right and discretion, subject only to the terms of this Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Company; provided, however, in no event shall the consent of the Company be required as a condition to Wells Fargo complying with any such entitlement order of the Trustee.

ARTICLE III

REDEMPTION

Section 3.01 Notices to Trustee. If the Company shall redeem the Securities pursuant to the redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 5 days before notice of such redemption is to be given pursuant to Section 3.03, an Officer’s Certificate setting forth the Redemption Date, the aggregate principal amount of such Securities to be redeemed and the Redemption Price.

Section 3.02 Selection of Securities to be Redeemed. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by such method as the Trustee in its sole discretion shall deem fair and appropriate. The particular Securities to be redeemed shall be selected by the Trustee from the outstanding Securities not previously called for redemption.

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The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the aggregate principal amount thereof to be redeemed. Securities and portions of them selected shall be in minimum amounts of $1,000 and integral multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notices to Holders.

(a) At least 20 days but not more than 75 days before a Redemption Date (unless a different notice period is specified in the Securities), the Company shall mail in conformity with Section 11.02 a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall identify the Securities to be redeemed (including CUSIP or similar numbers, if any) and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) if any Security is being redeemed in part, the portion of the outstanding principal balance of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the principal amount deemed to be outstanding will be issued;

(iv) the name and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

(vi) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities; and

(vii) the aggregate principal amount of Securities being redeemed.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

(b) At the Company’s request, the Trustee shall give the notice required in Section 3.03(a) in the Company’s name; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the requested mailing date (unless the Trustee consents in writing to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

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Section 3.04 Effect of Notices of Redemption. Once notice of redemption is mailed pursuant to Section 3.03, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption Price. At or prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the Redemption Date until such outstanding principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

Section 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the principal amount deemed outstanding of the Security surrendered.

Section 3.07 Redemption. The Securities are subject to redemption on such terms and subject to such conditions as are specified in paragraph 4 of such Securities.

Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Reduction of Remaining Scheduled Payments Upon Redemption of Securities. Upon any redemption of the Securities in accordance with the terms hereof, the then outstanding principal balance of the Securities shall be reduced pro tanto and interest on such reduced outstanding principal balance of the Securities shall accrue thereafter at the then applicable rate set forth in the Securities and the then remaining Scheduled Payments set forth in Schedule 1 hereto shall be reduced accordingly. The aforementioned reduction of the then remaining Scheduled Payments set forth in Schedule 1 hereto shall be calculated by the Trustee (and agreed to by the Company) using the same methodology as was used in connection with the preparation of the original Schedule 1 and the Trustee shall provide the updated Schedule 1 to the Company and the Collateral Agent and such updated Schedule 1 shall replace the then existing Schedule 1 in its entirety and shall be made a part of this Indenture.

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ARTICLE IV

COVENANTS

Section 4.01 Payment of Securities. The Company shall duly and punctually pay the aggregate principal amount of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds by 11:00 a.m., New York City time, on that date money deposited by or on behalf of the Company designated for and sufficient to pay all aggregate outstanding principal and interest then due.

Further, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest (without regard to any applicable grace period), from time to time on demand at the applicable rate specified in the Securities.

Section 4.02 Maintenance of Office or Agency. So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.03, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States where the Securities may be surrendered for exchange or registration of transfer as provided in this Indenture, where notices and demands to or upon the Company in respect to the Securities may be served, and where the Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies in the continental United States where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation under Section 2.03 to maintain an office or agency in The City of New York where any Securities may be presented or surrendered for payment. The Company will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the designated Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands.

Section 4.03 SEC Reports; Financial Statements. The Company covenants and agrees, so long as any Securities are outstanding, to provide the Trustee with copies, within 30 days after the Company files the same with the SEC, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s

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compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Company also shall comply with the other provisions of TIA Section 314(a). Notwithstanding the foregoing, (a) if the Company is exempt from the registration requirements of Section 13 or 15(d) of the Exchange Act under Rule 12h-5 of the Exchange Act, the Company shall not be required to provide such annual reports and such information, documents and other reports to the Trustee so long as (i) the Guarantor files such annual reports and such information, documents and other reports with the SEC, (ii) the Guarantor and the Company are in compliance with the requirements set forth in Rule 3-10 of Regulation S-X under the Exchange Act and (iii) the Company provides the Trustee with such annual reports and such information, documents and other reports filed by the Guarantor and (b) the Company will be deemed to have furnished such reports referred to above to the Trustee if the Company or the Guarantor, as applicable, has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Section 4.04 Compliance Certificate; Opinions.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that in the course of performance by the signing Officer of the Company of its duties as such Officer, it would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If it does, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

(b) The Company shall deliver to the Trustee promptly following any request therefor, such other nonconfidential information regarding the Collateral, the operations, business affairs and financial condition of the Company or compliance with the terms of the Transaction Documents, as the Collateral Agent or any Holder may reasonably request.

Section 4.05 Corporate Existence. The Company shall at all times maintain its corporate existence under the laws of its jurisdiction of incorporation or formation, except as permitted by Article V, and shall at all times remain a U.S. Certificated Air Carrier.

Section 4.06 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of (including any Accreted Principal due) or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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Section 4.07 Notice of Change of Location. The Company will give the Trustee and the Collateral Agent timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its “location” (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 3.07(a) of the Mortgages as a result of such change in location or legal name.

Section 4.08 Certain Assurances.

(a) The Company shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Collateral Agent shall reasonably request for accomplishing the purposes of this Indenture and the other Transaction Documents, provided that any instrument or other document so executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by the Indenture or any other Transaction Document.

(b) The Company shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Mortgages and any other action, as shall be necessary to continue the perfection and priority of the Lien created by the Mortgages and the other Security Documents.

(c) The Company, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Company, or any change in location described in Section 4.07) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by the Collateral Agent, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents). The Collateral Agent, and not the Company, shall be responsible for any amendments to the foregoing documents and filings, recordings and registrations thereof necessitated in any such case by any combination, consolidation or merger of the Collateral Agent or change in the Collateral Agent’s name, status, jurisdiction of organization or address.

(d) The Company will perform in full each of its obligations under each of the other Transaction Documents.

Section 4.09 Negative Pledge. The Company will not create, assume or suffer to exist any Lien on any Collateral, whether owned on the Issue Date or thereafter acquired by it, except Permitted Liens.

Section 4.10 Reports Regarding the Collateral.

(a) Annual Appraisal. So long as the Securities are outstanding, by the 10th Business Day of July in 2010 and by the 10th Business Day of July of each year thereafter, the

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Company shall furnish the Trustee and the Rating Agencies an Independent Appraiser’s Certificate signed by an Independent Appraiser, dated as of a date between the preceding June 25th and July 10th (inclusive). Each such Independent Appraiser’s Certificate shall state, in the opinion of such Independent Appraiser, based upon use of the Annual Methodology, the following:

(i) the Fair Market Value of the Collateral (excluding any Cash Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within 45 days (the “Permitted Days”) preceding the date of such Independent Appraiser’s Certificate (the “Annual Valuation Date”);

(ii) the Fair Market Value of the Rotables, Repairables and Expendables included in the Collateral as of the applicable Annual Valuation Date (and shall separately state the quantity of such Rotables, Repairables and Expendables);

(iii) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Annual Valuation Date;

(iv) the Fair Market Value of the A Pledged Spare Parts (excluding, for the avoidance of doubt, any Excluded Parts) included in the Collateral as of the applicable Annual Valuation Date;

(v) the Fair Market Value of the Pledged Aircraft, if any, included in the Collateral as of the applicable Annual Valuation Date; and

(vi) the Fair Market Value of the Pledged Spare Engines, if any, included in the Collateral as of the applicable Annual Valuation Date.

Each annual Independent Appraiser’s Certificate shall be accompanied by an Appraisal Compliance Report determined using data as of the applicable Annual Valuation Date. The Appraisal Compliance Report shall set forth the calculation of the Collateral Ratio, the A Pledged Collateral Ratio and the Rotable/Repairable Ratio based on the Fair Market Value of the Collateral, the A Pledged Spare Parts, the Pledged Aircraft, the Pledged Spare Engines and the Rotables set forth in such Independent Appraiser’s Certificate, the Fair Market Value of Cash Collateral held by the Collateral Agent and the principal balance of the Securities outstanding, each as of the applicable Annual Valuation Date.

(b) Quarterly Appraisal. So long as the Securities are outstanding, by the 10th Business Day of October in 2009 and by the 10th Business Day of January, April and October in each year thereafter, the Company shall furnish the Trustee and the Rating Agencies an Independent Appraiser’s Certificate signed by an Independent Appraiser, dated as of a date between the preceding December 21st and January 10th, March 25th and April 10th, and September 25th and October 10th (inclusive), as applicable. Each such quarterly Independent Appraiser’s Certificate shall state, in the opinion of such Independent Appraiser, based upon the use of the Quarterly Methodology, the following:

(i) the Fair Market Value of the Collateral (excluding any Cash Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within the Permitted Days preceding the date of such Certificate (the “Quarterly Valuation Date”);

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(ii) the Fair Market Value of the Rotables, Repairables and Expendables (in each case, excluding for the avoidance of doubt, any Excluded Parts) included in the Collateral as of the applicable Quarterly Valuation Date (and shall separately state the quantity of such Rotables, Repairables and Expendables);

(iii) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Quarterly Valuation Date;

(iv) the Fair Market Value of the A Pledged Spare Parts (excluding, for the avoidance of doubt, any Excluded Parts) included in the Collateral as of the applicable Quarterly Valuation Date;

(v) the Fair Market Value of the Pledged Aircraft, if any, included in the Collateral as of the applicable Quarterly Valuation Date; and

(vi) the Fair Market Value of the Pledged Spare Engines, if any, included in the Collateral as of the applicable Quarterly Valuation Date.

Each quarterly Independent Appraiser’s Certificate shall be accompanied by an Appraisal Compliance Report determined using data as of the applicable Quarterly Valuation Date. The Appraisal Compliance Report provided with the quarterly Independent Appraiser’s Certificate shall set forth the calculation of the Collateral Ratio, the A Pledged Collateral Ratio, and the Rotable/Repairable Ratio based on the Fair Market Value of the Collateral, the A Pledged Spare Parts, the Pledged Aircraft, the Pledged Spare Engines and Rotables and Repairables set forth in such Independent Appraiser’s Certificate, the Fair Market Value of Cash Collateral held by the Collateral Agent and the outstanding principal balance of the Securities, each as of the applicable Quarterly Valuation Date.

(c) [intentionally omitted.]

(d) Special Reports. The Trustee may if an Event of Default occurs, at any time while such Event of Default is continuing, request by written notice to the Company that the Company furnish to the Trustee and each Rating Agency a special Independent Appraiser’s Certificate. Any such special Independent Appraiser’s Certificate shall state, in the opinion of such Independent Appraiser, based upon use of the Annual Methodology, the following:

(i) the Fair Market Value of the Collateral (excluding any Cash Collateral and, for the avoidance of doubt, any Excluded Parts) as of a specified date within the Permitted Days preceding the date of such Certificate (the “Special Valuation Date” and, together with each Annual Valuation Date and Quarterly Valuation Date, the “Valuation Dates”);

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(ii) the Fair Market Value of the Rotables, Repairables and the Expendables included in the Collateral as of the applicable Special Valuation Date (and shall separately state the quantity of such Rotables, Repairables and Expendables);

(iii) the Fair Market Value of the Serviceable Parts and the Unserviceable Parts included in the Collateral as of the applicable Special Valuation Date;

(iv) the Fair Market Value of the A Pledged Spare Parts (excluding, for the avoidance of doubt, any Excluded Parts) included in the Collateral as of the applicable Special Valuation Date;

(v) the Fair Market Value of the Pledged Aircraft, if any, included in the Collateral as of the applicable Special Valuation Date; and

(vi) the Fair Market Value of the Pledged Spare Engines, if any, included in the Collateral as of the applicable Special Valuation Date.

The Company shall furnish to the Trustee and each Rating Agency any such requested special Independent Appraiser’s Certificate reasonably promptly after receipt of such request. Notwithstanding the foregoing, the Company shall not be obligated (i) to furnish any Independent Appraiser’s Certificate under this Section 4.10 during the Section 1110 Period (excluding any extension of the sixty (60) day period specified in Section 1110(a)(i) pursuant to Section 1110(b)) or (ii) to deliver pursuant to this Section 4.10 an Independent Appraiser’s Certificate more than twice in any six (6) month period. Upon written request of the Trustee following the occurrence and during the continuance of any Event of Default, the Company shall furnish to the Trustee and each Rating Agency a recent Parts Inventory Report and a report showing the percentage of the total cost of the Pledged Spare Parts located at each Designated Location (determined, with respect to each model of Spare Part included in the Pledged Spare Parts, using the average cost of the Pledged Spare Parts of such model multiplied by the quantity of such model included in the Pledged Spare Parts) as of the same date as the date of such Parts Inventory Report.

(e) Information from the Trustee. The Fair Market Value of any Investment Security included in the Cash Collateral for purposes of this Agreement shall be determined by the Trustee in accordance with customary financial market practices. The Trustee shall inform the Company of the Accreted Principal of the Securities outstanding and the Fair Market Value of any Investment Security included in the Collateral, in each case as of any Valuation Date or for purposes of Section 4.11, promptly after the Company’s request for such information.

(f) Independent Appraiser. If the Trustee has a reasonable basis for concluding that the performance of the Independent Appraiser that executed the most recent Independent Appraiser’s Certificate delivered pursuant to this Section 4.10 was not satisfactory,

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the Trustee may designate another Independent Appraiser to perform the next required appraisal under this Section 4.10 by written notice (“New Appraiser Notice”) given to the Company within 30 days after such most recent Independent Appraiser’s Certificate. The Company shall use such other Independent Appraiser designated by the Trustee for the next appraisal.

Section 4.11 Collateral Requirements.

(a) Maintenance of Collateral Ratio, A Pledged Collateral Ratio and Rotable/Repairable Ratio.

(i) If the Collateral Ratio, as most recently determined pursuant to an Appraisal Compliance Report, is greater than the Maximum Collateral Ratio, the Company shall within 45 days after the date of the Appraisal Compliance Report setting forth the calculation of such ratios:

(A) subject additional Spare Parts (the “Additional Parts”) to the Lien of either the A Mortgage or the B Mortgage, provided that all Additional Parts subjected to the Lien of the A Mortgage shall have been first placed in service after October 22, 1994, and no other Additional Parts not so placed in service shall at any time be subjected to the Lien of the A Mortgage;

(B) grant a security interest in any Pledged Spare Engine(s) and/or Pledged Aircraft to secure the Obligations for the benefit of the Holders (which thereafter will be included as “Collateral”), provided that (1) the Company shall subject any new Pledged Spare Engine(s) and/or Pledged Aircraft to the Lien of the C Mortgage, (2) the Company shall have furnished one or more legal opinions of counsel satisfactory to the Collateral Agent to the effect that any Pledged Spare Engine(s) and/or Pledged Aircraft is entitled to the benefits of Section 1110 and to a first priority perfected security interest for the benefit of the Collateral Agent and that the security interest and international interest therein has been perfected at the FAA Aircraft Registry and at the International Registry and is effective against third parties without any prior registered interests and (3) the Company shall have furnished a certificate of an Independent Appraiser stating its opinion that the Fair Market Value of such Pledged Spare Engine(s) and/or Pledged Aircraft equals at least the value of the additional Spare Parts that would have been necessary to meet such Collateral Ratio;

(C) grant a security interest to the Collateral Agent in other property to secure the Obligations for the benefit of the Holders, provided that the Company shall have received, with respect to the use for purposes of this Section 4.11 of such additional collateral, Rating Confirmation with respect to the Securities;

(D) provide additional cash and/or Investment Securities to the Trustee; provided that the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 4.11(a)(i), 4.11(a)(ii) and 4.11(a)(iii) with respect to such Valuation Date, shall not exceed $20,000,000;

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(E) redeem some or all of the Securities pursuant to Article III of this Indenture to the extent necessary to satisfy the Collateral Ratio requirement; or

(F) any combination of the foregoing; such that, the Collateral Ratio, as recalculated giving effect to such action taken pursuant to this Section 4.11(a)(i) and, in the case of clauses (A), (B), (C) and (D) of this Section 4.11(a)(i), using the Fair Market Value of any such additional Collateral determined pursuant to Section 4.11(a)(v) (but otherwise using the information used to determine the Collateral Ratio as most recently determined pursuant to Section 4.10), would not be greater than the Maximum Collateral Ratio.

(ii) If the A Pledged Collateral Ratio, as most recently determined pursuant to an Appraisal Compliance Report, is less than the Minimum A Pledged Collateral Ratio, as most recently determined pursuant to an Appraisal Compliance Report, the Company shall within 45 days after the date of the Appraisal Compliance Report setting forth the calculation of such ratios:

(A) subject additional Spare Parts first placed in service after October 22, 1994 (the “Additional A Parts”) to the Lien of the A Mortgage;

(B) grant a security interest in any Pledged Spare Engine(s) and/or Pledged Aircraft to secure the Obligations for the benefit of the Holders (which thereafter will be included as “Collateral”), provided that (1) the Company shall subject any such Pledged Spare Engine(s) and/or Pledged Aircraft to the Lien of the C Mortgage, (2) the Company shall have furnished one or more legal opinions of counsel satisfactory to the Collateral Agent to the effect that any Pledged Spare Engine(s) and/or Pledged Aircraft is entitled to the benefits of Section 1110 and to a first priority perfected security interest for the benefit of the Collateral Agent and that the security interest and international interest therein has been perfected at the FAA Aircraft Registry and at the International Registry and is effective against third parties without any prior registered interests and (3) the Company shall have furnished a certificate of an Independent Appraiser stating its opinion that the Fair Market Value of such Pledged Spare Engine(s) and/or Pledged Aircraft equals at least the value of the additional Spare Parts that would have been necessary to meet such A Pledged Collateral Ratio;

(C) provide additional cash and/or Investment Securities to the Trustee; provided that the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 4.11(a)(i), 4.11(a)(ii) and 4.11(a)(iii) with respect to such Valuation Date, shall not exceed $20,000,000;

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(D) redeem some or all of the Securities pursuant to Article III of this Indenture to the extent necessary to satisfy the A Pledged Collateral Ratio requirement; or

(E) any combination of the foregoing; such that, the A Pledged Collateral Ratio, as recalculated giving effect to such action taken pursuant to this Section 4.11(a)(ii) and, in the case of clauses (A), (B) and (C) of this Section 4.11(a)(ii), using the Fair Market Value of any such additional Collateral determined pursuant to Section 4.11(a)(v) (but otherwise using the information used to determine the A Pledged Collateral Ratio as most recently determined pursuant to Section 4.10), would not be less than the Minimum A Pledged Collateral Ratio.

(iii) If the Rotable/Repairable Ratio, as most recently determined pursuant to an Appraisal Compliance Report, is less than the Minimum Rotable/Repairable Ratio, the Company shall within 45 days after the date of the Appraisal Compliance Report setting forth the calculation of such Rotable/Repairable Ratio;

(A) subject additional Rotables or Repairables (the “Additional Rotables/Repairables”) to the Lien of either of the A Mortgage or B Mortgage, provided that all Additional Rotables/Repairables subjected to the Lien of the A Mortgage shall have been first placed in service after October 22, 1994, and no other Additional Rotables/Repairables not so placed in service shall at any time be subjected to the Lien of the A Mortgage;

(B) provide additional cash and/or Investment Securities to the Trustee; provided that the amount of Cash Collateral included in the Collateral, after giving effect to the action taken pursuant to Sections 4.11(a)(i), 4.11(a)(ii) and 4.11(a)(iii) with respect to such Valuation Date, shall not exceed $20,000,000;

(C) redeem some or all of the Securities pursuant to Article III of this Indenture to the extent necessary to satisfy the Rotable/Repairable Ratio requirement; or

(D) any combination of the foregoing; such that, the Rotable/Repairable Ratio, as recalculated giving effect to such action taken pursuant to this Section 4.11(a)(iii) and, in the case of clauses (A) and (B) of this Section 4.11(a)(iii), using the Fair Market Value of any such additional Collateral determined pursuant to Section 4.11(a)(v) (but otherwise using the information used to determine the Rotable/Repairable Ratio as most recently determined pursuant to Section 4.10), would not be less than the Minimum Rotable/Repairable Ratio.

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(iv) In order to comply with Section 4.11(a)(i)(A), Section 4.11(a)(ii)(A) or Section 4.11(a)(iii)(A), the Company shall (i) add one or more locations as Designated Locations pursuant to the Mortgages, in which case the Spare Parts, Rotables or Repairables, as the case may be, at such new Designated Locations, to the extent not included in the Pledged Spare Parts on the preceding Valuation Date, shall be deemed Additional Parts, Additional A Parts or Additional Rotables/Repairables, as the case may be; and/or (ii) add to a Designated Location Spare Parts, Rotables or Repairables, as the case may be, that were not included as Pledged Spare Parts on the preceding Valuation Date, which shall be deemed Additional Parts, Additional A Parts or Additional Rotables/Repairables, as the case may be.

(v) In connection with the provision of additional Collateral pursuant to clause (A), (B) or (C) of Section 4.11(a)(i) or clause (A) or (B) of Section 4.11(a)(ii), or clause (A) of Section 4.11(a)(iii) the Company shall furnish to the Trustee (with a copy to the Rating Agencies) an Independent Appraiser’s Certificate signed by an Independent Appraiser, dated as of a date after the most recent Valuation Date, stating, in the opinion of such Independent Appraiser, the Fair Market Value of such additional Collateral (other than Cash Collateral), as of a date not earlier than 60 days prior to the date of such Independent Appraiser’s Certificate (but not earlier than the most recent Valuation Date) and using, in the case of Additional Parts, Additional A Parts or Additional Rotables/Repairables, the Annual Methodology. Notwithstanding the foregoing, if the Company shall have provided additional Collateral in the form of Pledged Aircraft and/or Pledged Spare Engine Collateral pursuant to Sections 4.11(a)(i)(B) or 4.11(a)(ii)(B) of this Indenture and Sections 3.04(e) and 3.05(a) of the C Mortgage (the “Additional Pledged Collateral”) the maximum amount of Fair Market Value of such Additional Pledged Collateral (including Additional Pledged Collateral then to become part of the Collateral) as then determined by an Independent Appraiser which may be used for purposes of determining the Collateral Ratio and/or the A Pledged Collateral Ratio shall not be in excess of twenty percent (20%) of the required Fair Market Value of the A Pledged Spare Parts necessary in order for the A Pledged Collateral Ratio to equal the Minimum A Pledged Collateral Ratio.

(vi) If the Company shall have provided Cash Collateral pursuant to Section 4.11(a)(i)(D), 4.11(a)(ii)(C) or Section 4.11(a)(iii)(B) (the “Temporary Cash Collateral”), it shall within 45 days after providing such Temporary Cash Collateral (i) in the case of Section 4.11(a)(i)(D), take additional action pursuant to Section 4.11(a)(i) (excluding the right to provide Cash Collateral) to cause the Collateral Ratio, calculated to exclude such Temporary Cash Collateral, not to be greater than the Maximum Collateral Ratio and (ii) in the case of Section 4.11(a)(ii)(C) and Section 4.11(a)(iii)(B), take additional action pursuant to Section 4.11(a)(ii) and Section 4.11(a)(iii) (excluding the right to provide Cash Collateral), as applicable, to cause the A Pledged Collateral Ratio and the Rotable/Repairable Ratio, calculated to exclude such Temporary Cash Collateral, not to be less than the Minimum A Pledged Collateral Ratio and Minimum Rotable/Repairable Ratio, respectively.

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(b) Certain Limitations Regarding the Collateral. The Company agrees that in the event that it shall either (x) move, either in a single move or series of moves, (any such move(s), a “Move”) Pledged Spare Parts from one or more then existing Designated Locations owned or leased by the Company to, or (y) acquire, either in a single acquisition or series of acquisitions (any such acquisition(s), an “Acquisition”) new Spare Parts from a vendor or supplier which are thereafter stored at, in each case, another single location in the United States which shall, at such time, not be a Designated Location but shall also be owned or leased by the Company (any such location, a “New Location”), it shall, within 30 days following the arrival of such Pledged Spare Parts or Spare Parts, as applicable, at the relevant New Location and provided that following such Move or Acquisition there shall be in aggregate at such New Location Spare Parts in excess of 1% of the Appraised Value of all Pledged Spare Parts, cause such New Location to become a Designated Location in accordance with the requirements set forth in Section 3.02(b)(ii) of the A Mortgage and/or the B Mortgage, as applicable.

(c) Fleet Reduction. If at any time after the Closing Date so long as any Securities are outstanding, the total number of Aircraft of any Aircraft Model (as defined below) in the Company’s in-service fleet during any period of 60 consecutive days is less than the Specified Minimum (as defined below) (other than due to restrictions on operating such Aircraft imposed by the FAA or any other instrumentality or agency of the United States and other than during periods (not to exceed 90 days) of temporary storage), then, (i) within thirty (30) days after the officers of the Company gain knowledge of such occurrence, the Company shall notify the Trustee of such occurrence, and (ii) within 45 days after such occurrence the Company shall redeem the Securities pursuant to Section 3.07 in an aggregate principal amount equal to the product of (A) the Redemption Percentage multiplied by (B) the aggregate principal amount of the Securities outstanding.

For purposes of this Section “Aircraft Model” shall mean each of the models or groups of models of Aircraft set forth below the and “Specified Minimum” for any Aircraft Model shall mean the number of Aircraft set forth opposite such Aircraft Model below:

Aircraft Model	Specified Minimum
1. Airbus A319-100 and A320-200	100
2. Boeing 757-200	64
3. Boeing 747-400	16
4. Boeing 767-300	23
5. Boeing 777-200	34

Section 4.12 All Payments in Respect of Securities Secured by A Pledged Collateral. Without limiting the effect of any other Security Document and for the avoidance of doubt, it is acknowledged and agreed by each of the parties hereto that the Company’s obligations under the Securities (which are incorporated into the A Mortgage pursuant to Section 3.04 thereof) constitute “obligations of the debtor under the security agreement” for purposes of 11 U.S.C. § 1110(a)(2).

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Section 4.13 Representation as to the Collateral. The Spare Parts constituting the Pledged Spare Parts represent, on the Closing Date, all of the Spare Parts owned by the Company which are located in the United States excluding (x) Excluded Parts (other than Excluded Parts described in clause (i) of the definition thereof), (y) Spare Parts in transit in the ordinary course of the Company’s business, and (z) Spare Parts (which are immaterial in amount) held by vendors, sub-vendors, suppliers or other third parties, in each case for purposes of this clause (z) holding such Spare Parts in the ordinary course of the Company’s business at locations which are not Designated Locations.

ARTICLE V

CONSOLIDATION, MERGER AND SALE

Section 5.01 Limitation on Mergers and Consolidations. The Company shall not consolidate with or merge into any other Person under circumstances in which the Company is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

(i) such Person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District of Columbia and, upon consummation of such transaction, such Person will be a U.S. Certificated Air Carrier;

(ii) such Person executes and delivers to the Trustee a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to the Trustee, containing an express, effective assumption by such Person of the due and punctual payment of the principal of and interest on all the Securities and any other amounts payable by the Company under the Transaction Documents and the performance and observance of each covenant, agreement and condition in the Transaction Documents to be performed or observed by the Company;

(iii) such Person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger;

(iv) immediately after giving effect to such consolidation or merger no Event of Default shall have occurred and be continuing; and

(v) the Company shall have delivered to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 5.01 and that all conditions precedent herein provided relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (iv) above and may rely, as to factual matters, on a certificate of an officer of the Company) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is enforceable against such successor Person in accordance with its

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terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

Section 5.02 Successors Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Transaction Documents with the same effect as if such successor Person had been named as the Company herein and therein.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of the principal amount of any Security at its Maturity; or

(ii) default in the payment of interest on the principal amount of any Security or Make-Whole Amount when it becomes due and payable, and continuance of such default for a period of 10 Business Days; or

(iii) default in the payment of any amount payable under any other Transaction Document when due and such failure shall continue for a period of 30 days after receipt by the Company of written notice that such payment is overdue given to the Company by the Trustee or the Collateral Agent; or

(iv) failure by the Company (x) to comply with Section 4.11(a) of this Indenture or (y) to redeem the Securities when required pursuant to Section 4.11(c) of this Indenture; or

(v) any representation or warranty made by the Company in Sections 1(v), 1(vii), 1(viii), 1(ix), 1(x), 1(xi), 1(xii), 1(xiv) (limited solely to the first sentence therein), 1(xxvi), 1(xxvii), 1(xxviii), 1(xxix), 1(xxx) and 1(xxxi) of the Underwriting Agreement, Section 4.13 hereof, in any Transaction Document or in any certificate delivered in connection with any such representation or warranty shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of any Secured Party) for a period in excess of 60 days from and after the date of written notice thereof to the Company from the Trustee or the Collateral Agent; or

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(vi) failure of the Company to carry and maintain, or cause to be carried and maintained, insurance in accordance with the provisions of Section 3.06 of any Mortgage; provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of (i) 30 days after receipt by the Collateral Agent of written notice of such lapse or cancellation (or 7 days or such shorter time as may be standard in the industry with respect to war risk insurance) or (ii) the date that such lapse or cancellation is effective as to the Collateral Agent or any other Secured Party; or

(vii) default in the observance or performance, or breach, of any covenant of the Company in this Indenture or any other Transaction Document (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or the Collateral Agent, unless such failure is capable of being corrected and the Company shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice; or

(viii) the Company shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Company shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any Bankruptcy Laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other Bankruptcy Law or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Company’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or

(ix) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or any substantial part of the property of the Company shall be sequestered, or granting any other relief in respect of the Company as a debtor under any Bankruptcy Laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

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(x) a petition against the Company in a proceeding under any Bankruptcy Laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(xi) the Company shall cease to be a U.S. Certificated Air Carrier as a result of the revocation of the Company’s air carrier operating certificate or such operating certificate shall have been suspended and such suspension shall not have been terminated within a period of 30 days thereafter.

The Trustee shall not be deemed to know of a Default or Event of Default unless a Responsible Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or Event of Default or the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default or Event of Default with specific reference to such Default, the Securities and this Indenture.

When a Default is cured, or when an Event of Default is deemed cured pursuant to Section 6.04, such Default or Event of Default, as the case may be, shall cease.

Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (viii), (ix) or (x) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company may declare the Accreted Principal and all accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration, the Accreted Principal plus all accrued and unpaid interest on the outstanding principal amount of the Securities as of such date of declaration (but without any Make-Whole Amount) (x) shall be immediately due and payable and (y) all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. If an Event of Default specified in clause (viii), (ix) or (x) of Section 6.01 occurs, the Accreted Principal plus all accrued and unpaid interest on the outstanding principal amount of the Securities as of such date of acceleration (but without any Make-Whole Amount) shall thereby automatically become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder and all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. Upon an acceleration of the Securities, any remedy based on, or claim for payment of, the principal amount of the Securities shall be limited to the Accreted Principal thereof unless such acceleration is rescinded or annulled or such principal amount is reinstated, by agreement, operation of law or otherwise. No Make-Whole Amount shall be due and payable as a consequence of the acceleration of the Securities as a result of an Event of Default.

At any time after such an acceleration has occurred and before a judgment for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) the Accreted Principal of any Securities which have become due otherwise than by such declaration of acceleration and any interest at the rate or rates prescribed therefor in such Securities or in this Indenture,

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(B) all overdue interest on the Accreted Principal of all Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate prescribed therefor in such Securities or in this Indenture, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

If the Maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the Accreted Principal thereof plus unpaid interest on the outstanding principal amount of the Securities to the date of such acceleration shall immediately become due and payable and all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. Upon payment in full of such amounts (including accrued interest at the Post-Acceleration Rate as aforesaid), the principal amount of the Securities in excess of the Accreted Principal thereof shall be deemed to have been paid in full unless such acceleration is rescinded or annulled or such principal amount is reinstated, by agreement, operation of law or otherwise.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (prior to an acceleration of the Securities) or Accreted Principal (following an acceleration of the Securities), as applicable, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture and the Collateral Agent may exercise all of its rights and remedies under the Transaction Documents. The Holders, or the Collateral Agent on their behalf, shall be entitled, at any sale or similar disposition of Collateral pursuant to the exercise of remedies, to credit against any purchase price bid at such sale by such Holder all or any part of the unpaid Obligations owing to such Holders.

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The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Existing Defaults. Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms), except (1) a continuing Default or Event of Default in the payment of the principal or interest on the Securities or (2) a continuing Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. The Trustee, however, may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to receive reasonable indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action subject to the Trustee’s duty to act with the required standard of care during a default.

Section 6.06 Limitations on Suits. Subject to Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

(i) such Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders furnish to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of indemnity; and

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(v) during such 60-day period the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of Accreted Principal or principal, as applicable and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit against the Company for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (i) for the principal and interest remaining unpaid on any Securities and (ii) interest on overdue principal, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel.

Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee and the Collateral Agent for amounts due under Section 7.07;

Second: except as otherwise provided in Section 5.02 of the Mortgages and subject to the provisions of Section 11.16, to Holders for amounts due and unpaid on the Securities for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Third: to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Article VI. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE VII

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, each of the Trustee and the Collateral Agent shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) each of the Trustee and the Collateral Agent need perform only those duties that are specifically set forth in this Indenture or the Mortgages, as the case may be, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Collateral Agent; and

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(ii) in the absence of bad faith on its part, each of the Trustee and the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture or the Mortgages, as the case may be. However, the Trustee and the Collateral Agent shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture or the Mortgages, as the case may be.

(c) Neither the Trustee nor the Collateral Agent shall be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) it shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that it was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee or the Collateral Agent is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture shall require either the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. Each of the Trustee and the Collateral Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and interest on the Securities.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

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(h) To the extent required under applicable Law, withhold and remit all United States federal Taxes with respect to any payments by it (or its designee).

Section 7.02 Rights of Trustee.

(a) The Trustee may rely conclusively on any resolution, certificate, statement, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such paper or document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel in the form of a legal opinion addressed to the Company shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(g) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Securities, each representing less than a majority in aggregate principal amount of the outstanding Securities, pursuant to the provisions of this Indenture, the Trustee may determine what action, if any, shall be taken.

(h) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend and be enforceable by the Trustee in each of its capacities hereunder and shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnity, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Securities.

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(i) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(j) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any disclosure material distributed with respect to the Securities, and the Trustee shall have no responsibility for compliance with any U.S. Federal or State securities or employee benefit plan laws in connection with the Securities.

(k) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l) The rights, privileges, protections, immunities and benefits given to Wells Fargo Bank Northwest, National Association, as Trustee hereunder (including its right to be compensated and indemnified as provided in Section 7.07) are hereby extended to, and shall be enforceable by, Wells Fargo Bank Northwest, National Association in each of its several other capacities hereunder (including as Collateral Agent and Paying Agent).

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06 Reports by Trustee to Holders. Within 60 days after June 15 of each year, beginning with June 15, 2010, the Trustee shall mail to Holders a brief report dated as of June 15 of such year that complies with TIA Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Sections 313(c) and 313(d).

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A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee if and when the Securities are listed on any securities exchange.

Section 7.07 Compensation and Indemnity. The Company agrees to pay to the Trustee from time to time such compensation as agreed to by the Company and the Trustee, for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred by it in connection with the transactions contemplated by the Transaction Documents. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company agrees to indemnify (on an after-tax basis) the Trustee or any predecessor Trustee and their respective agents, employees, stockholders, officers and directors for and to hold them harmless against any and all loss, liability, damage, claim, or expense (including reasonable fees and expenses of counsel and Taxes, other than Taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with this Indenture or the administration of this trust, including the costs and expenses of enforcing this Indenture against the Company and of defending itself against any claim (whether asserted by the Company, any Holder or any other Person), except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; however, failure to give such notice shall not relieve the Company of its obligations. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, willful misconduct or bad faith.

To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii), (ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

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The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in the outstanding principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the obligations of the Company under Section 7.07 shall continue for the benefit of the retiring Trustee.

The preceding provisions of this Section 7.08 shall apply, mutatis mutandis, to any Collateral Agent if the Person acting in such capacity is not also then acting as Trustee. If the same Person is then acting in the capacities of both Trustee and Collateral Agent, then the resignation or removal of the Trustee, and the appointment of a successor Trustee, shall be deemed to effect the resignation or removal of the Collateral Agent and the appointment of its successor hereunder without any further action on the part of any Person.

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Section 7.09 Successor Trustee by Merger, etc. Subject to Section 7.10, if the Trustee or the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or Collateral Agent, as the case may be; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another Person, the transferee Person expressly assumes all of its predecessor’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a Subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee that satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company. The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as provided in the last sentence of this Section 8.01), the Lien of the Mortgages shall be released, and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:

(1) either

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(A) all outstanding Securities theretofore authenticated and issued (other than destroyed, lost or wrongfully taken Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) (x) prior to the acceleration of the Securities, the principal and accrued interest (including any applicable interest on all such amounts that are overdue) or (y) after acceleration of the Securities, the Accreted Principal and accrued interest on the outstanding principal amount of the Securities (including any applicable interest on all such amounts that are overdue), in each case, with respect to all outstanding Securities not theretofore delivered to the Trustee for cancellation have been paid in full;

(2) the Company has paid all other sums payable by it hereunder and under the other Transaction Documents; and

(3) the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

However, the Company’s obligations in Section 7.07 shall survive.

ARTICLE IX

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company, the Trustee and the Collateral Agent may amend or supplement this Indenture or any of the Securities or waive any provision hereof or thereof without the consent of any Holder:

(i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(ii) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Section 5.01 or 5.02;

(iii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of Securities, to surrender any right or power herein conferred upon the Company, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement

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upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

(iv) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of the Securities;

(v) to effect any provision of this Indenture;

(vi) to make any other change that does not adversely affect the rights of any Holder; or

(vii) to revise the then remaining Scheduled Payments set forth in Schedule 1 in accordance with the terms set forth in Section 3.08.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and the Collateral Agent shall join with the Company in the execution of such supplemental indenture.

Section 9.02 With Consent of Holders. Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms) of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding affected thereby.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the Securities then outstanding on equal terms).

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee and the Collateral Agent shall join with the Company in the execution of such supplemental indenture. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Trustee shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

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It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(i) extend the final maturity of the principal of any of the Securities;

(ii) reduce the Accreted Principal or the outstanding principal balance of any of the Securities;

(iii) reduce the rate or extend the time of payment of interest, including default interest on any of the Securities;

(iv) reduce any amount payable on redemption of any of the Securities;

(v) change the currency in which the Accreted Principal, principal or interest on any of the Securities is payable;

(vi) impair the right to institute suit for the enforcement of any payment of Accreted Principal, principal or interest on any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(vii) make any change in the percentage of principal amount of the Securities necessary to make any determinations or waive any rights hereunder or modify any provision hereof, including, without limitation, Section 6.04 or 6.07 or this clause of this Section 9.02;

(viii) waive a continuing Default or Event of Default in the payment of Accreted Principal, principal or interest, including default interest, on the Securities; or

(ix) release from, or alter the priority of, the Lien of the Security Documents in respect of any Collateral or modify any provisions of the Security Documents, in each case, other than in accordance with the terms of this Indenture or the Security Documents.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities as of a record date fixed by the Company in accordance with Section 9.04 of this Indenture.

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Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents. A consent to an amendment, a supplement or a waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to its Security or portion of a Security if the Trustee receives written notice of revocation at any time prior to (but not after) the date the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, and a consent thereto given in connection with a tender of a Holder’s Securities shall not be rendered invalid by such tender.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action with respect to the Securities under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

Section 9.05 Notation on or Exchange of Securities. If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

Section 9.06 Trustee and the Collateral Agent to Sign Amendments, etc. The Trustee and the Collateral Agent shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplemental indenture does not adversely affect their respective rights, duties, liabilities or immunities. If it does, the Trustee and the Collateral Agent may, but need not, sign it. In signing or refusing to sign such supplemental indenture, the Trustee and the Collateral Agent shall receive, and subject to Section 7.01, shall be fully

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protected in relying upon, an Opinion of Counsel and an Officer’s Certificate, as conclusive evidence that all conditions precedent to such amendment or supplemental indenture have been complied with, that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE X

AGREEMENTS REGARDING SECURITY

Section 10.01 Grant of Security Interest.

(a) To secure the due and punctual payment of the principal (including, without limitation, the principal) of and interest on the Securities and any other amounts due hereunder when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on any overdue principal of and interest (to the extent permitted by Law) on the Securities and the performance of all other Obligations of the Company to the Holders, the Collateral Agent or the Trustee under this Indenture and the other Transaction Documents, the Company agrees to cause the Security Documents to be executed and delivered concurrently with this Indenture, granting to the Collateral Agent Liens (which are subject to Permitted Liens) on all the Collateral.

(b) To the extent applicable, the Company shall furnish to the Trustee and the Collateral Agent such initial and subsequent Opinions of Counsel as required, and in the manner stipulated by, the provisions of TIA § 314(b).

Section 10.02 Release of Collateral.

(a) The Collateral Agent shall not at any time release the Collateral from the Liens of the Security Documents unless such release is in accordance with the provisions of the applicable Security Documents.

(b) The release of any Collateral from the Liens of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the Security Documents.

(c) To the extent applicable, the Company will comply with TIA § 314(b), with respect to Opinions of Counsel and TIA § 314(d) with respect to certificates or opinions of fair value, relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.02, the Company shall not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA § 314(d)

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or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, whether or not issued to the Company by the SEC, or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.

Section 10.03 Actions to Be Taken by the Collateral Agent.

(a) Wells Fargo Bank Northwest, National Association is hereby appointed to act in its capacity as the Collateral Agent. Subject to the provisions of the applicable Security Documents:

(1) the Collateral Agent shall execute and deliver the Security Documents and act in accordance with the terms thereof; and

(2) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:

(A) enforce any of the terms of the Security Documents, and

(B) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder and under the Securities and the Security Documents.

(b) Anything contained in any of the Security Documents to the contrary notwithstanding, no Holder shall have any right individually to realize upon any of the Collateral. All powers, rights and remedies of the Collateral Agent hereunder and under the Security Documents may be exercised solely by the Collateral Agent.

Section 10.04 Receipt of Funds by the Collateral Agent. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA (or in any other indenture qualified thereunder), the provision required by the TIA shall control.

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Section 11.02 Notices. Any notice or communication by the Company, the Collateral Agent or the Trustee to the others is duly given if in writing and delivered in person, by facsimile or by overnight air courier guaranteeing next day delivery or if mailed by first-class mail (registered or certified, return receipt requested), in each case to the other’s address:

If to the Company, to it at:

United Air Lines, Inc.

77 West Wacker Drive

Chicago, IL 60601

Attention: Stephen R. Lieberman, Vice President & Treasurer

Telephone/Facsimile: 312-997-8000, and

Attention: Paul R. Lovejoy, Senior Vice President, General Counsel and Secretary

Telephone/Facsimile: 312-997-8000

with a copy to

Vedder Price P.C.

222 N. LaSalle Street, Suite 2400

Chicago, IL 60601

Attention: Dean N. Gerber, Shareholder

Facsimile: (312) 609-5005

Telephone: (312) 609-7638

If to the Trustee or the Collateral Agent:

Wells Fargo Bank Northwest, National Association

MAC U1228-120

299 South Main Street

Salt Lake City, UT 84111

Attention: Corporate Trust Services

Telephone: (801) 246-5630

Fax: (801) 246-5053

Each of the Company, the Collateral Agent and the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Each such notice or other communication shall be effective when received or, if made, given, furnished or filed by facsimile or other telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

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If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

All notices or communications, including, without limitation, notices to the Trustee or the Company by Holders, shall be in writing, except as set forth below, and in the English language.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee:

(i) an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signatory, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Notwithstanding the foregoing, no such Officer’s Certificate or Opinion of Counsel shall be required in connection with the authentication and delivery of the Securities pursuant to Section 2.02.

Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07 Legal Holidays. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

Section 11.08 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09 No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successor.

Section 11.12 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13 Counterpart Originals. The parties may sign any number of copies of this Indenture by manual or facsimile signature. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14 Table of Contents, Headings, etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

[Indenture]

Section 11.15 Agreement as to Fair Market Value. The Company and the Trustee acknowledge that the use of Fair Market Value herein or in the Mortgages is strictly and solely for convenience in establishing the amount of Collateral and any substitutions therefor under this Indenture and the Mortgages. Accordingly, the Fair Market Value of any Collateral subjected to the Lien of the Mortgages is not an indication of and shall not be deemed an agreement by the parties as the basis for valuation of such Collateral for purposes of determining the value of the Trustee’s secured claim against the Company, adequate protection of the Trustee’s interest in the Collateral or for any other purpose in any bankruptcy, receivership or insolvency proceeding involving the Company or any remedial action brought by the Trustee or Collateral Agent except to the extent such valuations are mandated by applicable law, or any court with jurisdiction over such proceedings, in either case without regard to the use of the concept of Fair Market Value by the parties hereto.

Section 11.16 Withholding Taxes and Withholding Agent. The Company, the Trustee, and their respective paying agents, shall have the right to exclude and withhold from each payment of Accreted Principal, interest, Make-Whole Amount, if applicable, and other amounts due hereunder or under the Securities any and all United States withholding taxes required to be withheld under applicable Law. Any amounts so withheld shall constitute a payment in respect of the Securities. The Trustee, or its designees, shall act as the withholding agent with respect to any such payments, and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld from any amounts payable hereunder or in respect of the Securities, the Trustee, or its designee, as the withholding agent, shall withhold the appropriate amounts, timely pay the same to the relevant authority and file any necessary United States withholding tax returns or statements when due, all of which shall be in accordance with applicable Law. If a Holder which is a non-U.S. Person, or which holds an interest in a Security for the benefit of a non-U.S. Person, has furnished to the Trustee or the relevant designee a properly completed and accurate U.S. Internal Revenue Service Form W-8BEN, W-8EXP or W-8IMY (or such successor form or forms as may be required by the United States Treasury Department) that is effective at the time a payment hereunder or under the Security held by such holder is made and has not notified the Trustee (or the relevant designee) of the withdrawal or inaccuracy of such form prior to the date of such payment, only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed) shall be withheld from payments hereunder or under the Security held by such Holder. If a Holder (x) which is a non-U.S. Person has furnished to the Trustee (or its designee) a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States withholding tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Trustee (or its designee) of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Trustee has no reason to believe that any information set forth in such form is inaccurate), or (y) which is a U.S. Person has furnished to the Trustee (or its designee) a properly completed, accurate and

[Indenture]

currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Securities held by such holder, no amount shall be withheld from payments in respect of United States withholding tax.

[Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

Company:

UNITED AIR LINES, INC.

By:	/s/ Stephen R. Lieberman
Name:	Stephen R. Lieberman
Title:	Vice President and Treasurer

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Wall
Name:	David Wall
Title:	Assistant Vice President

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ David Wall
Name:	David Wall
Title:	Assistant Vice President

[Indenture]

EXHIBIT A

FACE OF SECURITY

GLOBAL SECURITY LEGEND

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.*

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. HOLDERS MAY CONTACT THE VICE PRESIDENT AND TREASURER OF THE COMPANY, 77 WEST WACKER DRIVE, CHICAGO, ILLINOIS 60601, TELEPHONE (312) 997-8000, WHO WILL PROVIDE, UPON REQUEST, THE INFORMATION RELATING TO ORIGINAL

*	This paragraph should be included only if the Security is a Global Security.

EXHIBIT A

[Indenture]

ISSUE DISCOUNT FOR THIS SECURITY, INCLUDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY THEREOF. THE COMPANY SHALL PROMPTLY NOTIFY THE TRUSTEE OF ANY CHANGE TO SUCH CONTACT INFORMATION AND THE TRUSTEE, UPON RECEIPT OF SUCH NOTICE FROM THE COMPANY, SHALL PROMPTLY PROVIDE THE HOLDERS WITH THE NEW CONTACT INFORMATION.

EXHIBIT A

[Indenture]

UNITED AIR LINES, INC.

SENIOR SECURED NOTE DUE 2012

No.

CUSIP No. 909279BE0	$175,000,000

United Air Lines, Inc., a Delaware corporation (the “Company”), for value received promises to pay to Wells Fargo Bank Northwest, National Association or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars on July 15, 2012. The principal amount at Maturity of this Security is $175,000,000, the issue price is $157,622,500 and the amount of original issue discount is $17,377,500. The yield to maturity is 17% per annum.

Interest Payment Dates: January 15, April 15, July 15 and October 15, with the first

Interest Payment Date being October 15, 2009

Record Dates: January 1, April 1, July 1 and October 1

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

EXHIBIT A

[Indenture]

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by one of its duly authorized officers.

Dated:

UNITED AIR LINES, INC.

By:

Certificate of Authentication:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within- mentioned Indenture

By:
Authorized Signatory

EXHIBIT A

[Indenture]

REVERSE OF SECURITY

UNITED AIR LINES, INC.

SENIOR SECURED NOTE DUE 2012

This Security is one of a duly authorized issue of Senior Secured Notes due 2012 (the “Securities”) of United Air Lines, Inc., a Delaware corporation (the “Company”).

1. Interest. The Company promises to pay interest on the principal balance from time to time outstanding of this Security at 12.75% per annum until Maturity. The Company will pay interest quarterly on January 15, April 15, July 15 and October 15 of each year (each an “Interest Payment Date”), beginning October 15, 2009, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on this Security will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from July 2, 2009. Further, (x) prior to the Maturity of the Securities being accelerated pursuant to Section 6.02 of the Indenture, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest (without regard to any applicable grace period), from time to time on demand at the same coupon rate plus 2% per annum and (y) upon the Maturity of the Securities being accelerated pursuant to Section 6.02 of the Indenture, to the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Accreted Principal and overdue interest (without regard to any applicable grace period) at the Post-Acceleration Rate as set forth in Section 6.02 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on this Security (except defaulted interest) to the Persons who are registered Holders of this Security at the close of business on the record date next preceding the Interest Payment Date, even if this Security is canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payments of the outstanding principal amount and interest at Stated Maturity. The Company will pay the principal of and interest on this Security in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a Definitive Security (including principal and interest) at the office or agency of the Paying Agent maintained for such purpose in The City of New York or by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a Definitive Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

EXHIBIT A

[Indenture]

3. Ranking and Collateral. This Security is a senior obligation of the Company, secured by the Lien of the A Mortgage and Security Agreement dated as of July 2, 2009, the B Mortgage and Security Agreement dated as of July 2, 2009 and the C Mortgage and Security Agreement dated as of July 2, 2009, in each case between the Company and the Collateral Agent, and the payment obligations of the Company under the Indenture and the Securities are guaranteed by the Guarantor pursuant to the terms of the Guarantee.

4. Redemption. If (x) the Company elects to redeem some or all of the outstanding principal balance of the Securities pursuant to Section 4.11(a)(i)(E), Section 4.11(a)(ii)(D) or Section 4.11(a)(iii)(C) or (y) the Company is required to pay a portion of the outstanding principal balance of the Securities pursuant to Section 4.11(c), the Company shall redeem the Securities at a Redemption Price equal to 100% of the outstanding principal balance of the Securities payable pursuant to the terms of the Indenture, plus accrued and unpaid interest on such outstanding principal balance of the Securities up to, but not including the Redemption Date, but without any Make-Whole Amount. The Company may, at any time, redeem all or part of the Securities at a Redemption Price equal to 100% of the outstanding principal balance of the Securities payable pursuant to the terms of the Indenture, plus accrued and unpaid interest on such outstanding principal balance of the Securities up to, but not including the Redemption Date, plus the Make-Whole Amount, if any.

5. Paying Agent and Registrar. Initially, Wells Fargo Bank Northwest, National Association (the “Trustee”), the Trustee and the Collateral Agent under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder.

6. Indenture. The Company issued this Security under an Indenture dated as of July 2, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Collateral Agent and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). This Security is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Company has issued $175,000,000 aggregate principal amount of Securities.

7. Denominations, Transfer, Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of this Security during the period between a record date and the corresponding Interest Payment Date.

EXHIBIT A

[Indenture]

8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or this Security may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities, and compliance in a particular instance by the Company with any provision of the Indenture with respect to the Securities may be waived (other than certain provisions, including any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding in accordance with the terms of the Indenture. The Company, the Trustee and the Collateral Agent may amend or supplement the Indenture or this Security or waive any provision hereof or thereof without notice to or consent of any Holder: (i) to convey, transfer, assign, mortgage or pledge to the Trustee as security for this Security any property or assets; (ii) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Section 5.01 or 5.02 of the Indenture; (iii) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of Securities, to surrender any right or power conferred upon the Company in the Indenture, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture, provided that in respect of any such additional covenant, restriction, condition or provision such amendment or supplement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default; (iv) to cure any ambiguity or omission or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, provided that no such action shall adversely affect the interests of the Holders of this Security; (v) to effect any provision of the Indenture; (vi) to make any other change that does not adversely affect the rights of any Holder or (vii) to revise the then remaining Scheduled Payments set forth in Schedule 1 of the Indenture in accordance with the terms set forth in Section 3.08 of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of this Security as of a record date fixed by the Company in accordance with the terms of the Indenture.

10. Defaults and Remedies. Events of Default include: (i) default in the payment of the principal amount of any Security at its Maturity; or (ii) default in the payment of interest on

EXHIBIT A

[Indenture]

the principal amount of any Security or Make-Whole Amount when it becomes due and payable, and continuance of such default for a period of 10 Business Days; or (iii) default in the payment of any amount payable under any other Transaction Document when due and such failure shall continue for a period of 30 days after receipt by the Company of written notice that such payment is overdue given to the Company by the Trustee or the Collateral Agent; or (iv) failure by the Company (x) to comply with Section 4.11(a) of the Indenture or (y) to redeem the Securities when required pursuant to Section 4.11(c) of the Indenture; or (v) any representation or warranty made by the Company in Sections 1(v), 1(vii), 1(viii), 1(ix), 1(x), 1(xi), 1(xii), 1(xiv) (limited solely to the first sentence therein), 1(xxvi), 1(xxvii), 1(xxviii), 1(xxix), 1(xxx) and 1(xxxi) of the Underwriting Agreement, Section 4.13 of the Indenture, in any Transaction Document or in any certificate delivered in connection with any such representation or warranty shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of any Secured Party) for a period in excess of 60 days from and after the date of written notice thereof to the Company from the Trustee or the Collateral Agent; or (vi) failure of the Company to carry and maintain, or cause to be carried and maintained, insurance in accordance with the provisions of Section 3.06 of any Mortgage; provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of (a) 30 days after receipt by the Collateral Agent of written notice of such lapse or cancellation (or seven days or such shorter time as may be standard in the industry with respect to war risk insurance) or (b) the date that such lapse or cancellation is effective as to the Collateral Agent or any other Secured Party; or (vii) default in the observance or performance, or breach, of any covenant of the Company in the Indenture or any other Transaction Document (other than a covenant a default in whose performance or whose breach is elsewhere in Section 6.01 of the Indenture specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or the Collateral Agent, unless such failure is capable of being corrected and the Company shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice; or (viii) the Company shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Company shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any Bankruptcy Laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other Bankruptcy Law or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Company’s board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing; or (ix) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or any substantial part of the property of the Company shall be sequestered, or granting any other relief in respect

EXHIBIT A

[Indenture]

of the Company as a debtor under any Bankruptcy Laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or (x) a petition against the Company in a proceeding under any Bankruptcy Laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or (xi) the Company shall cease to be a U.S. Certificated Air Carrier as a result of the revocation of the Company’s air carrier operating certificate or such operating certificate shall have been suspended and such suspension shall not have been terminated within a period of 30 days thereafter.

If an Event of Default (other than an Event of Default specified in clause (viii), (ix) or (x) above) occurs and is continuing, the Trustee by notice to the Company may declare the Accreted Principal and all accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration, the Accreted Principal plus all accrued and unpaid interest on the outstanding principal amount of the Securities as of such date of declaration (but without any Make-Whole Amount) (x) shall be immediately due and payable and (y) all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. If an Event of Default specified in clause (viii), (ix) or (x) above occurs, the Accreted Principal plus all accrued and unpaid interest on the outstanding principal amount of the Securities as of such date of acceleration (but without any Make-Whole Amount) shall thereby automatically become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder and all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. Upon an acceleration of the Securities, any remedy based on, or claim for payment of, the principal amount of the Securities shall be limited to the Accreted Principal thereof, unless such acceleration is rescinded or annulled or such principal amount is reinstated, by agreement, operation of law or otherwise. No Make-Whole Amount shall be due and payable as a consequence of the acceleration of the Securities as a result of an Event of Default.

If the Maturity of the Securities is accelerated pursuant to Section 6.02 of the Indenture, 100% of the Accreted Principal thereof plus unpaid interest on the outstanding principal amount of the Securities to the date of such acceleration shall immediately become due and payable and all such amounts shall accrue interest at the Post-Acceleration Rate until paid in full. Upon payment in full of such amounts (including accrued interest at the Post-Acceleration Rate as aforesaid), the principal amount of the Securities in excess of the Accreted Principal shall be deemed to have been paid in full unless such acceleration is rescinded or annulled or such principal amount is reinstated, by agreement, operation of law or otherwise.

11. Satisfaction and Discharge. The Indenture shall be satisfied and discharged upon the payment of all of the Securities or the defeasance thereof, subject to certain other conditions set forth in the Indenture.

EXHIBIT A

[Indenture]

12. Trustee Dealings with the Company. The Trustee in its individual or any other capacity may become the owner or pledgee of this Security and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not the Trustee.

13. No Recourse Against Others. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

14. Authentication. This Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Security has been authenticated under the Indenture.

15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holders of this Security. No representation is made as to the correctness of such number either as printed on this Security or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on this Security.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EXHIBIT A

[Indenture]

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to it at:

United Air Lines, Inc.

77 W. Wacker Drive

Chicago, IL 60601

Attention: Vice President & Treasurer

Facsimile: 312-997-8000

EXHIBIT A

[Indenture]

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

EXHIBIT A

[Indenture]

EXHIBIT B

[FORM OF A MORTGAGE]

EXHIBIT B

[Indenture]

EXHIBIT C

[FORM OF B MORTGAGE]

EXHIBIT C

[Indenture]

EXHIBIT D

[FORM OF C MORTGAGE]

EXHIBIT D

[Indenture]

EXHIBIT E

APPRAISAL COMPLIANCE REPORT

[Addressed to Trustee and the Rating Agencies]

Ladies and Gentlemen:

We refer to the Indenture, dated as of June     , 2009 (the “Agreement”), among United Air Lines, Inc. (the “Company”), Wells Fargo Bank Northwest, National Association, as Trustee and Wells Fargo Bank Northwest, National Association, as Collateral Agent. Terms defined in the Agreement and used herein have such respective defined meanings. The Company hereby certifies that:

1. This Compliance Report is accompanied by an Independent Appraiser’s Certificate (the “Relevant Appraisal”) dated [            ]. The Valuation Date for purposes of the Relevant Appraisal was [            ] (the “Relevant Valuation Date”).

2. The following sets forth the calculation of the Collateral Ratio as of the Relevant Valuation Date:

(a) The outstanding principal balance of all Securities outstanding as of the Relevant Valuation Date $[            ]

(b) The Fair Market Value of the Cash Collateral as of the Relevant Valuation Date $[            ]

(c) The Fair Market Value of the Collateral (excluding Cash Collateral) as of the Relevant Valuation Date, as set forth in the accompanying Independent Appraiser’s Certificate $[            ]

The Collateral Ratio

((a - b) / c) [            ]%

3. The following sets forth the calculation of the A Pledged Collateral Ratio as of the Relevant Valuation Date:

(a) The Fair Market Value of the A Pledged Spare Parts as of the Relevant Valuation Date, as set forth in the accompanying Independent Appraiser’s Certificate $[            ]

(b) the Fair Market Value of the Pledged Aircraft, if any, as of the Relevant Valuation Date, as set forth in the accompanying Independent Appraiser’s Certificate $[            ]

EXHIBIT E

[Indenture]

(c) the Fair Market Value of the Pledged Spare Engines, if any, as of the Relevant Valuation Date, as set forth in the accompanying Independent Appraiser’s Certificate $[            ]

(d) The outstanding principal balance of all Securities outstanding as of the Relevant Valuation Date $[            ]

(e) The Fair Market Value of the Cash Collateral as of the Relevant Valuation Date $[            ]

The A Pledged Collateral Ratio ((a+b+c) / (d-e)) [            ]%

4. The following sets forth the calculation of the Rotable/Repairable Ratio as of the Relevant Valuation Date:

(a) The Fair Market Value of the Rotables and Repairables as of the Relevant Valuation Date, as set forth in the accompanying Independent Appraiser’s Certificate $[            ]

(b) The outstanding principal balance of all Securities outstanding as of the Relevant Valuation Date $[            ]

(c) The Fair Market Value of the Cash Collateral as of the Relevant Valuation Date $[            ]

The Rotable/Repairable Ratio (a/(b-c)) [            ]%

Dated: [            ]

Very truly yours,

UNITED AIR LINES, INC.

By:

EXHIBIT E

SCHEDULE 1

Accreted Principal

Payment Date	Scheduled Payment Amounts	Accreted Principal Balance of the Securities	Outstanding Principal Balance of Securities*
At issuance	$0.00	$157,622,500.00	$175,000,000.00
October 15, 2009	$6,383,854.17	$158,928,475.76	$175,000,000.00
January 15, 2010	$5,578,125.00	$160,104,805.21	$175,000,000.00
April 15, 2010	$5,578,125.00	$161,331,128.62	$175,000,000.00
July 15, 2010	$5,578,125.00	$162,609,570.73	$175,000,000.00
October 15, 2010	$5,578,125.00	$163,942,346.58	$175,000,000.00
January 15, 2011	$5,578,125.00	$165,331,765.35	$175,000,000.00
April 15, 2011	$5,578,125.00	$166,780,234.38	$175,000,000.00
July 15, 2011	$5,578,125.00	$168,290,263.28	$175,000,000.00
October 15, 2011	$5,578,125.00	$169,864,468.36	$175,000,000.00
January 15, 2012	$5,578,125.00	$171,505,577.09	$175,000,000.00
April 15, 2012	$5,578,125.00	$173,216,432.89	$175,000,000.00
July 15, 2012	$180,578,125.00	$175,000,000.00	$175,000,000.00

*	The outstanding principal balance of the Securities shall remain $175,000,000 from the Issue Date until Maturity, subject to any redemptions of the Securities pursuant to this Indenture.